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                                   ROSENBLUM
                                   PARISH &
                                   ISAACS
                                   A LAW CORPORATION



                                 March 10, 1997



Drexler Technology Corporation
1077 Independence Avenue
Mountain View, California 94043-7277

        Re:  Proposed Form S-8 Registration
             of Additional Shares of Common Stock
             for 1991 Stock Option Plan

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-8 to which this letter will be attached as an exhibit, to be filed by Drexler Technology Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 250,000 shares of the Company's $0.01 per share par value Common Stock (the "Shares") which have been added to the Company's 1991 Stock Option Plan (the "Plan").

        As counsel to the Company, we have examined such corporate records and other documents and have made such legal examinations and factual inquiries as we have considered necessary for the purpose of rendering this opinion. On the basis of such examination and inquiries, we are of the opinion that upon their issuance pursuant to the exercise of options granted under the Plan, the Shares will be validly authorized, legally issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.


                                        ROSENBLUM, PARISH & ISAACS, PC



                                        By  /s/ JERALD E. ROSENBLUM
                                          -------------------------------
                                                Member of the Firm



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